As filed with the Securities and Exchange Commission on December 13, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PHX MINERALS INC.

(Exact name of registrant as specified in its charter)

Oklahoma	73-10557755
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1601 NW Expressway, Suite 1100

Oklahoma City, Oklahoma 73118

(Address of Principal Executive Offices)(Zip Code)

PHX MINERALS INC. 2021 LONG-TERM Incentive Plan

(Full title of the plan)

Chad L. Stephens

Chief Executive Officer

PHX Minerals Inc.

1601 NW Expressway, Suite 1100

Oklahoma City, Oklahoma 73118

 (Name and address of agent for service)

(405) 948-1560

 (Telephone number, including area code, of agent for service)

with copies to:

J. Kirk Tucker
Jackson Walker LLP
1401 McKinney St., Suite 1900
Houston, Texas 77010
Phone: (713) 752-4389
FAX: 214-661-(6887)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.01666 per share	2,500,000	$2.56(2)	$6,400,000(2)	$593.28

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) also covers additional shares of Class A common stock, par value $0.01666 per share (the “Common Stock”), of PHX Minerals Inc. (the “Registrant” or the “Company”) that may become issuable under the PHX Minerals Inc. 2021 Long-Term Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected which results in an increase in the number of outstanding shares of the Common Stock.

(2)

Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high ($2.65 per share) and low ($2.47 per share) prices reported for the Common Stock on the New York Stock Exchange on December 8, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 of PHX Minerals Inc. has been prepared in accordance with the requirements of Form S-8 under the Securities Act to register 2,500,000 shares of Common Stock reserved for future issuance to employees, directors and consultants of the Company under the PHX Minerals Inc. 2021 Long-Term Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the United States Securities and Exchange Commission (the “Commission”) and in accordance with the note to Part I of Form S-8, this Registration Statement omits the information specified in Part I of Form S-8.  Documents containing such information will be sent or given to participants in the employee benefit plan, as defined in Rule 405 under the Securities Act, covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.  Those documents are not being filed with the Commission as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.  Those documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, previously filed with the Commission, are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, as filed with the Commission on December 13, 2021;
(b)

The Registrant’s Current Reports on Form 8-K (other than information furnished rather than filed) filed with the Commission on October 6, 2021, November 12, 2021, December 1, 2021 and December 9, 2021; and

(c)

The description of the Registrant’s Common Stock contained in the section entitled “Description of Registrant’s Securities to be Registered”, included in the Registrant’s Form 8-A, filed with the Commission on July 21, 2008 (File No. 001-31759) pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The statements required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing provisions of this Item 3, no document or report, or portion of or exhibit to a document or report, that is “furnished” to (rather than “filed” with) the Commission shall be incorporated or deemed to be incorporated by reference in this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 1031 of the Oklahoma General Corporation Act, or OGCA, sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities.

Article IX of our Bylaws provides that we shall indemnify any individual who is or was our director, officer or employee, and each of our directors, officers or employees who serves or served at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all expenses (including attorneys’ fees) actually and reasonably incurred by, or imposed upon, him or her in connection with any proceeding in which the individual is made a party as a result of his or her service in such capacity, if the individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful, unless such indemnification would be prohibited by law. An individual will not be indemnified in connection with a proceeding by or in our right in which the individual was adjudged liable to us, unless the court in which the suit was brought determines the individual is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances.

We have entered into indemnity agreements with each of our executive officers and our directors.  These agreements provide for indemnification to the extent permitted by the OGCA. We also maintain a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Neither our Bylaws nor our Certificate of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

The Exhibits to this Registration Statement are listed in the Exhibit Index below, which is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) under the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, Oklahoma, on December 13, 2021.

PHX MINERALS INC.

By:	/s/ Chad L. Stephens
Chad L. Stephens Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Chad L. Stephens and Ralph D’Amico, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments and amendments thereto, and any subsequent registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Chad L. Stephens	Chief Executive Officer and Director (Principal Executive Officer)	December 13, 2021
Chad L. Stephens

/s/ Ralph D’Amico	Chief Financial Officer, Treasurer, and Secretary (Principal Financial and Accounting Officer)	December 13, 2021
Ralph D’Amico

/s/ Mark T. Behrman	Lead Independent Director	December 13, 2021
Mark T. Behrman

/s/ Lee M. Canaan	Director	December 13, 2021
Lee M. Canaan
/s/ Peter B. Delaney	Director	December 13, 2021
Peter B. Delaney

/s/ Christopher T. Fraser	Director	December 13, 2021

Christopher T. Fraser

/s/ John H. Pinkerton	Director	December 13, 2021
John H. Pinkerton

/s/ Glen A. Brown	Director	December 13, 2021
Glen A. Brown

EXHIBIT INDEX

Exhibit Number	Description

4.1*	Amended and Restated Certificate of Incorporation of PHX Minerals Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed December 13, 2021).

4.2*	Amended and Restated Bylaws of PHX Minerals Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed October 13, 2020).

5.1	Opinion of Jackson Walker LLP (filed herewith).

10.1*	PHX Minerals Inc. 2021 Long-Term Incentive Plan (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed January 21, 2021).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of DeGolyer and MacNaughton (filed herewith).
23.3	Consent of Jackson Walker LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

* Incorporated by reference as indicated.